UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 26, 2012

ELECTRONIC ARTS INC.

(Exact Name of EA as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175

(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(EA’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of EA under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Electronic Arts Inc., held on July 26, 2012, our stockholders voted on the following proposals and cast their votes as described below.

1.	Election of Directors. The individuals listed below were elected to serve a one-year term on the Board of Directors:

	For	Against	Abstain	Broker Non-vote
Leonard S. Coleman	218,802,217	27,336,497	858,113	26,467,579
Jay C. Hoag	229,131,671	17,017,666	847,490	26,467,579
Jeffrey T. Huber	228,649,425	17,494,688	852,714	26,467,579
Geraldine B. Laybourne	229,787,639	16,306,523	902,665	26,467,579
Gregory B. Maffei	137,863,429	105,456,883	3,676,515	26,467,579
Vivek Paul	232,372,777	13,772,674	851,376	26,467,579
Lawrence F. Probst III	240,512,519	5,649,195	835,113	26,467,579
John S. Riccitiello	241,170,318	4,988,172	838,337	26,467,579
Richard A. Simonson	205,296,981	40,850,997	848,849	26,467,579
Luis A. Ubiñas	243,499,847	2,646,884	850,096	26,467,579

In addition, the following matters were voted on, received the number of votes indicated in the tables below, and approved by our stockholders:

2.	Amendment to our 2000 Equity Incentive Plan (the “Equity Plan”). The full text of the Equity Plan, as amended, and related documents are being filed as Exhibit 10.1 to this Form 8-K.

For	Against	Abstain	Broker Non-vote
189,655,740	56,473,327	867,760	26,467,579

3.	Approval of our Executive Bonus Plan. The full text of the Executive Bonus Plan is being filed as Exhibit 10.2 to this Form 8-K.

For	Against	Abstain	Broker Non-vote
238,462,123	7,460,861	1,073,843	26,467,579

4.	Advisory vote regarding the compensation of the Named Executive Officers.

For	Against	Abstain	Broker Non-vote
144,794,412	99,525,082	2,677,333	26,467,579

5.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2013.

For	Against	Abstain
268,177,092	4,405,294	882,020

For more information about these proposals, please see our proxy statement dated June 8, 2012.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	2000 Equity Incentive Plan, as amended, and related documents

10.2	Electronic Arts Inc. Executive Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, EA has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated: July 27, 2012	By:	/s/ Stephen G. Bené
Stephen G. Bené
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	2000 Equity Incentive Plan, as amended, and related documents

10.2	Electronic Arts Inc. Executive Bonus Plan